                                                                   EXHIBIT 23.3



                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        As a person named in this registration statement as being about to become a director of Lamalie Associates, Inc., I hereby consent to my identification in that capacity and to all references to me and information about me included in or made a part of this registration statement.



                                                /s/ Joe D. Goodwin
                                                ------------------
                                                    Joe D. Goodwin

As of April 28, 1997